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                                                                   Exhibit 10.54

                              DJ ORTHOPEDICS, INC.
                                2985 Scott Street
                                 Vista, CA 92083




                                                              November 20, 2001


Leslie H. Cross & Deborah L. Cross
Family Trust
c/o Leslie H. Cross
3330 Caminito Daniella
Del Mar, CA 92014

                           NOTES AND PLEDGE AGREEMENTS

Dear Les:

                  Reference is hereby made to the following: (i) a Promissory Note originally issued by each of you and the Leslie H. Cross and Deborah L. Cross Family Trust (collectively, the "BORROWER") to DonJoy, L.L.C. (the "COMPANY") on June 30, 1999, and amended and restated on June 28, 2000, in the original principal amount, as so amended and restated, of $1,052,705.56, (the "JUNE 1999 NOTE"); (ii) a Promissory Note issued by the Borrower to the Company on June 28, 2000, in the original principal amount of $88,644.58 (the "JUNE 2000 NOTE"); (iii) a Promissory Note issued by the Borrower to the Company on July 7, 2000, in the original principal amount of $124,608.80 (the "JULY 2000 NOTE");
(iv) a Promissory Note originally issued by the Borrower to the Company on June 11, 2001, in the original principal amount of $150,610.29 (the "JUNE 2001 NOTE" and collectively with the June 1999 Note, the June 2000 Note and the July 2000 Note, the "NOTES"); (v) a Third Amended and Restated Pledge Agreement between the Borrower and the Company, dated as of June 11, 2001 (the "PLEDGE AGREEMENT") and (vi) the Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of October 26, 2001, among dj Orthopedics, Inc. (the "PARENT"), the Company, and DJ Acquisition Corporation, a wholly-owned subsidiary of the Parent (the "MERGER SUB").

                  You hereby acknowledge that pursuant to Merger Agreement (i) the Merger Sub was merged with and into the Company and the previous holders of units of the Company received shares of the Parent Common Stock (as defined in the Merger Agreement) in exchange for their units of the Company and (ii) the Company assigned all of its right, title and interest in and to, and the Parent assumed all of the Company's obligations under the Notes and the Pledge Agreement. Accordingly, you hereby acknowledge that: (i) all references to the Payee in the Notes shall refer to the Parent; (ii) all references to the Company in the Pledge Agreement shall refer to the Parent; and (iii) all references to "Pledged Securities" in the Pledge Agreement shall refer to the Parent Common Stock that was issued to the Borrower pursuant to the Merger Agreement.


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                  Please acknowledge your agreement with the foregoing by
signing a copy of this letter where indicated.

                                      Very truly yours,

                                      DJ ORTHOPEDICS, INC.

                                      By: /s/ Cyril Talbot III
                                         ---------------------------------------
                                         Cyril Talbot III
                                         Senior Vice President - Finance,
                                         Chief Financial Officer & Secretary


ACKNOWLEDGED AS OF
NOVEMBER 20, 2001:


/s/ Leslie H. Cross
------------------------------
Leslie H. Cross



LESLIE H. CROSS AND DEBORAH L. CROSS
FAMILY TRUST

By: /s/ Leslie H. Cross
    Leslie H. Cross
    Co-Trustee